Exhibit 99.2
4th Quarter and FY2022 Earnings Presentation NYSE: AUB January 24, 2023

2 Forward Looking Statements This presentation and statements by the Company’s management may constitute “forward - looking statements” within the meaning of t he Private Securities Litigation Reform Act of 1995. Forward - looking statements are statements that include, without limitation, statements on slides entitled “Financial Outlook” and “Top - Tier Financial Targets”, statements regarding the Company ’s strategic priorities, outlook on future economic conditions and the impacts of current economic uncertainties, and statements that include, projections, predictions, expectations, or beliefs about future events or results, including the Com pan y’s financial targets, or otherwise are not statements of historical fact. Such forward - looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other fac tor s, some of which cannot be predicted or quantified, that may cause actual results, performance, achievements, or trends to be materially different from those expressed or implied by such forward - looking statements. Such statements are often characteri zed by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “antici pat e,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opini ons or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward - looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its b usiness and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, achievements or trends expr ess ed or implied by such forward - looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to the eff ects of or changes in: • market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, the Company’s funding costs and the Company’s loan and securities portfolios; • inflation and its impacts on economic growth and customer and client behavior; • general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth; • monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve; • the quality or composition of the Company’s loan or investment portfolios and changes therein; • demand for loan products and financial services in the Company’s market areas; • the Company’s ability to manage its growth or implement its growth strategy; • the effectiveness of expense reduction plans; • the introduction of new lines of business or new products and services; • the Company’s ability to recruit and retain key employees; • real estate values in the Company’s lending area; • an insufficient ACL; • changes in accounting principles, standards, rules, and interpretations, and the related impact on the Company’s financial statements; • volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by conditions arising out of the COVID - 19 pandemic, inflation, changing interest rates, or other factors; • the Company’s liquidity and capital positions; • concentrations of loans secured by real estate, particularly commercial real estate; • the effectiveness of the Company’s credit processes and management of the Company’s credit risk; • the Company’s ability to compete in the market for financial services and increased competition from fintech companies; • technological risks and developments, and cyber threats, attacks, or events; • operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations; • the potential adverse effects of unusual and infrequently occurring events, such as weather - related disasters, terrorist acts, geopolitical conflicts (such as the ongoing conflict between Russia and Ukraine) or public health events (such as COVID - 19), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third - party service providers, on other aspects of the Company's business operations and on financial markets and economic growth; • the effect of steps the Company takes in response to the COVID - 19 pandemic, the severity and duration of the pandemic, the uncertainty regarding new variants of COVID - 19 that have emerged, the speed and efficacy of vaccine and treatment developments, the impact of loosening or tightening of government restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein; • the discontinuation of LIBOR and its impact on the financial markets, and the Company’s ability to manage operational, legal and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates; • performance by the Company’s counterparties or vendors; • deposit flows; • the availability of financing and the terms thereof; • the level of prepayments on loans and mortgage - backed securities; • legislative or regulatory changes and requirements; • potential claims, damages, and fines related to litigation or government actions; • the effects of changes in federal, state or local tax laws and regulations; • any event or development that would cause the Company to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and • other factors, many of which are beyond the control of the Company. Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7, “Managem ent ’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10 - K for the year ended December 31, 2021 and related disclosures in other filings, which have been filed with the U.S. Securities an d Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward - looking statements, and all of the forward - looking state ments are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward - looking statements, and undue reliance should not be placed on such forward - looking statements. Forward - looking statements speak only as of the date they are made. The Company does not intend or assume any obligation to update, revise or clarify any forward - looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new inf ormation, future events or otherwise.

3 Additional Information Non - GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non - GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non - GAAP financial measures may not be comparable to non - GAAP financial measures of other companies. The Company uses the non - GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non - GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. Please see “Reconciliation of Non - GAAP Disclosures” at the end of this presentation for a reconciliation to the nearest GAAP financial measure. No Offer or Solicitation This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. About Atlantic Union Bankshares Corporation Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 114 branches and approximately 130 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non - bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products. On January 18, 2023, the Company completed the transfer of the listing of its common stock and its depositary shares, each representing a 1/400th interest in a share of the Company’s 6.875% Perpetual Non - Cumulative Preferred Stock, Series A, from The Nasdaq Stock Market LLC to the New York Stock Exchange, under the ticker symbols of "AUB" and "AUB.PRA", respectively.

4 Largest Regional Banking Company Headquartered in Virginia Our Company Soundness | Profitability | Growth Data as of 12/31/2022, market capitalization as of 1/20/2023 1) Regional bank defined as having less than $100 billion in assets; rank determined by asset size; data per S&P Global Market Intelligence Highlights ($bn) • Statewide Virginia footprint of 109 branches in all major markets • #1 regional bank 1 deposit market share in Virginia • Strong balance sheet and capital levels • Committed to top - tier financial performance with a highly experienced management team able to execute change 4 $ 20 ..5 Assets $ 14.4 Loans $ 15.9 Deposits $ 2 ..7 Market Capitalization Branch/Office Footprint AUB (114) AUB LPO (3) AUB Equipment Finance Headquarters (1)

5 Our Shareholder Value Proposition Leading Regional Presence Dense, uniquely valuable presence across attractive markets Financial Strength Solid balance sheet & capital levels Attractive Financial Profile Solid dividend yield & payout ratio with earnings upside Strong Growth Potential Organic & acquisition opportunities Peer - Leading Performance Committed to top - tier financial performance

Q4 2022 Highlights and 2023 Outlook

Loan Growth

- 15.3% annualized loan growth, ex-Paycheck Protection Program (PPP) (Non-GAAP)[1], during Q4 2022
- Line of Credit Utilization of 35%
- Expect ~6%-8% loan growth for 2023

Operating Leverage Focus

- ~11% pre-PPP adjusted revenue growth[1] year over year and ~7% pre-PPP adjusted revenue[1] growth from Q3 2022
- ~4% adjusted operating non-interest expense growth[1] year over year and ~Flat adjusted operating non-interest expenses from Q3 2022
- Pre-PPP adjusted operating leverage[1] of ~7% year over year
- Pre-PPP adjusted operating leverage[1] of ~7% quarter over quarter

Positioning for Long Term

- Building solid Asset-Based lending pipeline
- Drive organic growth and performance of the core banking franchise

Differentiated Client Experience

- Continued progress on digital roadmap
- Foreign exchange, syndication and SBA 7A lending programs help close product gaps

Asset Quality

- Net Charge-offs at 2 bps annualized for Q4 2022

Capitalize on Strategic Opportunities

- Selectively consider M&A, minority stakes and strategic partnerships as a supplemental strategy



Atlantic Union Bankshares

[1] For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

6

7 We are focused on three Strategic Priorities Organic Deliver Organic Growth • Overweighting opportunities in Wholesale Banking Group • Directing consumer efforts to market segments and delivery channels with the strongest value proposition • Prioritizing fee income growth • Maintaining a reliable low - cost deposit base • Maximizing operating leverage, productivity, efficiency, and scale • Attracting and retaining top talent in alignment with broader business goals and strategic priorities Innovate and Transform • Pressing the relationship model advantage where bankers provide advocacy and advice, form stickier relationships, and use technology to enable deeper relationships • Creating a frictionless experience for customers by integrating human interactions with digital capabilities • Eliminating low value tasks and enabling more high value interactions with customers • Eliminating legacy system constraints and accelerating modernization of technology while rationalizing operating costs and reengineering processes • Emphasizing robotics, automation and FinTech partnerships Inorganic Strategic Investments • Leveraging FinTech partnerships, strategic partner equity investments, as well as non - bank and whole - bank acquisition opportunities for step - change accelerants of growth • Acquisition philosophy remains: proactive, strategic, disciplined, and measured with an eye towards transactions that increase density and scarcity value, add contiguous markets, increase operating leverage, diversify revenue streams, and enable the reinvestment of cost savings into technology • Ensuring merger and acquisition activity complements, enables, and scales technology and the advancement of our customer value proposition, potentially including whole bank, non - bank, minority stakes, and partnerships

8 We Believe We Are Well Positioned For The Current Environment And Optimistic About Our Future Top Tier Financial Performance Increased Shareholder Value Strong Credit Expense Management Actions Asset Sensitivity Growth Footing

9 Q4 2022 Financial Performance At - a - Glance For non - GAAP financial measures, see reconciliation to most directly comparable GAAP measures in “Appendix – Reconciliation of Non - GAAP Disclosures” Note: all tables presented dollars in thousands, except per share amounts • Net income available to common shareholders for the fourth quarter of 2022 was $67.6 million or $0.90 per share, up $12.5 million or $0.16 per share compared to the prior quarter. The results were driven by: • An increase in net interest income, primarily driven by increases in loan yields on the Company’s variable rate loans due to higher market interest rates, average loan growth and increases in investment income primarily due to increased yield on taxable securities, partially offset by higher interest expense due to higher cost of funds, • A slight decrease in noninterest expense, due to notable fourth quarter activity, including a gain related to the sale/leaseback of an office building, refunds of prior period FDIC assessment expenses, costs related to the closure of five branches expected to close in the first quarter of 2023 and other restructuring expenses, the write - down of obsolete software, increased variable incentive compensation and profit - sharing expenses, as well as professional services increases related to strategic projects, • A decrease in noninterest income, as declines in other operating income, primarily due to equity method investment income declines partially offset by increases in loan syndication, SBA 7a, and foreign exchange revenues, mortgage banking income, and BOLI income were partially offset by increases in loan - related interest rate swap fees. 4Q2022 3Q2022 Net interest income $ 163,848 $ 150,715 - Provision for credit losses 6,257 6,412 + Noninterest income 24,500 25,584 - Noninterest expense 99,790 99,923 - Taxes 11,777 11,894 Net income (GAAP) 70,524 58,070 - Dividends on preferred stock 2,967 2,967 Net income available to common shareholders (GAAP) 67,557 55,103 - Loss on sale of securities, net of tax (1) - Adjusted operating earnings available to common shareholders (non-GAAP) $ 67,558 $ 55,103 Summarized Income Statement 4Q2022 3Q2022 Net Income available to common shareholders $ 67,557 $ 55,103 Common EPS, diluted $ 0.90 $ 0.74 ROE 12.05% 9.45% ROTCE (non-GAAP) 22.92% 17.21% ROA 1.39% 1.15% Efficiency ratio 52.98% 56.68% Efficiency ratio (FTE) 51.85% 55.47% Net interest margin 3.61% 3.34% Net interest margin (FTE) 3.70% 3.43% Earnings Metrics 4Q2022 3Q2022 Adjusted operating earnings available to common shareholders $ 67,558 $ 55,103 Adjusted operating common EPS, diluted $ 0.90 $ 0.74 Adjusted operating ROA 1.39% 1.15% Adjusted operating ROTCE 22.92% 17.21% Adjusted operating efficiency ratio (FTE) 50.61% 54.09% Adjusted operating earnings PTPP $ 88,559 $ 76,376 PTPP = Pre-tax Pre-provision Adjusted Operating Earnings Metrics - non-GAAP

Q4 2022 Allowance For Credit Loss (ACL) and Provision for Credit Losses

($mm)	Allowance for Loan & Lease Losses	Reserve for Unfunded Commitments	Allowance for Credit Losses
12/31/2021 Ending Balance % of loans	$100MM (.76%)	$8MM (.06%)	$108MM (.82%)
Q1 2022 through Q3 2022 Activity	+$8MM Increase due to increased risks related to economic outlook and the impact of loan growth	+$3MM Increase due to the impact of unfunded loan commitment growth	+$11MM $12.8 million Provision for Credit Losses and $1.5 million net charge-offs
09/30/2022 Ending Balance % of loans	$108MM (.78%)	$11MM (.08%)	$119MM (.86%)
Q4 2022 Activity	**+$3MM Increase due to increased risks related to the economic outlook and the impact of loan growth in the current quarter**	**+$3MM Increase due to increased risks related to the economic outlook**	**+$6MM $6.2 million Provision for Credit Losses and $810 thousand net charge-offs**
12/31/2022 Ending Balance % of loans	**$111MM (.77%)**	**$14MM (.09%)**	**$124MM (.86%)**

Q4 Macroeconomic Forecast

Moody's December 2022 Baseline Forecast:

- US GDP expected to average 0.9% growth in 2023 and 2.0% in 2024. The national unemployment rate expected to average 4.0% in 2023 and 4.1% in 2024, up from 3.7% in 2022.
- Virginia's unemployment rate expected to average 3.1% over the 2-year forecast.

Q4 ACL Considerations

- The baseline forecast was adjusted for the probability of worse-than baseline economic performance over the forecast period, resulting in a weighted forecast scenario that increased Virginia's average unemployment rate to ~6.0% over the 2-year forecast period.
- Qualitative factors were added for certain portfolios and other factors as deemed appropriate.
- The reasonable and supportable forecast period is 2 years; followed by reversion to the historical loss average over 2 years; consistent with CECL adoption.

Atlantic Union Bankshares

Note: numbers may not foot due to rounding.

10

11 Q4 2022 Net Interest Margin Market Rates 4Q2022 3Q2022 EOP Avg EOP Avg Fed funds 4.50% 3.84% 3.25% 2.38% Prime 7.50% 6.82% 6.25% 5.35% 1 - month LIBOR 4.39% 3.89% 3.14% 2.46% 1 - month SOFR 4.36% 3.88% 3.04% 2.44% 2 - year Treasury 4.43% 4.39% 4.28% 3.37% 10 - year Treasury 3.88% 3.82% 3.83% 3.10% Margin Overview 4Q2022 3Q2022 Net interest margin (FTE) 1 3.70% 3.43% Loan yield 4.90% 4.20% Investment yield 3.28% 2.95% Earning asset yield 4.54% 3.88% Cost of deposits 0.72% 0.37% Cost of interest - bearing deposits 1.05% 0.55% Cost of interest - bearing liabilities 1.24% 0.68% Cost of funds 0.84% 0.45% Presented on an FTE basis (non - GAAP) 1 Approximately 16% of the loan portfolio at 12/31/2022 have floors and all are above floors Loan Portfolio Pricing Mix 4Q2022 Fixed 48% 1 - month LIBOR 22% Prime 18% 1 - month SOFR 8% Other 4% Total 100% 1 For non - GAAP financial measures, see reconciliation to most directly comparable GAAP measures in “Appendix – Reconciliation of N on - GAAP Disclosures” 62 bps 3 bps - 6 bps - 32 bps

12 Q4 2022 Noninterest Income and Noninterest Expense Adjusted noninterest income 1 decreased $ 1.1 million to $24.5 million for the quarter ended December 31, 2022 from $25.6 million in the prior quarter due to: • Decreases in the following noninterest income categories: • Mortgage banking income of $1.0 million due to a decline in mortgage origination volumes and lower gain on sales margins • Bank owned life insurance income of $796,000 due to the impact of the prior quarter’s mortality benefits • Other operating income of $1.7 million, primarily driven by equity method investment income declines, partially offset by increases in loan syndication, SBA 7a, and foreign exchange revenues, • Partially offset by increases in: • Loan - related interest rate swap fees of $1.6 million due to an increase in average deal size among swaps executed in the current quarter Adjusted noninterest expense 1 of $97.4 million for the quarter ended December 31, 2022 decreased slightly from the prior quarter. Notable noninterest expense activity in the fourth quarter of 2022 included: • Increased variable incentive compensation and profit - sharing expenses • Refunds of prior period FDIC assessment expenses • The write - down of obsolete software • Professional services increases related to strategic projects • A gain related to the sale/leaseback of an office building • Costs related to the closure of five branches expected to close in the first quarter of 2023 and other restructuring expenses 1 For non - GAAP financial measures, see reconciliation to most directly comparable GAAP measures in “Appendix – Reconciliation of N on - GAAP Disclosures” Noninterest Income ($ thousands) 4Q2022 3Q2022 Service charges on deposit accounts $ 7,631 $ 6,784 Other service charges, commissions and fees 1,631 1,770 Interchange fees 2,571 2,461 Fiduciary and asset management fees 4,085 4,134 Mortgage banking income 379 1,390 Bank owned life insurance income 2,649 3,445 Loan-related interest rate swap fees 3,664 2,050 Other operating income 1,890 3,550 Total noninterest income $ 24,500 $ 25,584 Less: Loss on sale of securities (1) - Total adjusted operating noninterest income (non-GAAP) $ 24,501 $ 25,584 Noninterest Expense ($ thousands) 4Q2022 3Q2022 Salaries and benefits $ 58,723 $ 56,600 Occupancy expenses 6,328 6,408 Furniture and equipment expenses 3,978 3,673 Technology and data processing 9,442 8,273 Professional services 4,456 3,504 Marketing and advertising expense 2,228 2,343 FDIC assessment premiums and other insurance 1,896 3,094 Franchise and other taxes 4,500 4,507 Loan-related expenses 1,356 1,575 Amortization of intangible assets 2,381 2,480 Other expenses 4,502 7,466 Total noninterest expenses $ 99,790 $ 99,923 Less: Amortization of intangible assets 2,381 2,480 Total adjusted operating noninterest expense (non-GAAP) $ 97,409 $ 97,443

Q4 2022 Loan and Deposit Growth

Loan Growth *($ thousands)*		4Q2022		3Q2022	QTD Annualized Growth
Commercial & Industrial, ex PPP	$	2,976,063	$	2,696,901	41.1%
Commercial real estate - owner occupied		1,982,608		1,953,872	5.8%
Other Commercial, ex PPP		773,829		755,835	9.4%
Total Commercial & Industrial		5,732,500		5,406,608	23.9%
Commercial real estate - non-owner occupied		3,996,130		3,900,325	9.7%
Construction and land development		1,101,260		1,068,201	12.3%
Multifamily real estate		802,923		774,970	14.3%
Residential 1-4 Family - Commercial		538,063		542,612	(3.3%)
Total CRE & Construction		6,438,376		6,286,108	9.6%
Total Commercial Loans, ex PPP		**12,170,876**		**11,692,716**	**16.2%**
Residential 1-4 Family - Consumer		940,275		891,353	21.8%
Residential 1-4 Family - Revolving		585,184		588,452	(2.2%)
Auto		592,976		561,277	22.4%
Consumer - including 3rd Party Consumer		152,545		172,776	(46.5%)
Total Consumer Loans		**2,270,980**		**2,213,858**	**10.2%**
Total Loans Held for Investment, ex PPP[1]	$	**14,441,856**	$	**13,906,574**	**15.3%**
PPP Loans, net of deferred fees and costs		7,286		12,146	(158.7%)
Total Loans Held for Investment	$	**14,449,142**	$	**13,918,720**	**15.1%**
Average Loan Yield		**4.90%**		**4.20%**	

Deposit Growth *($ thousands)*		4Q2022		3Q2022	QTD Annualized Growth
Interest checking accounts	$	4,186,505	$	4,354,351	(15.3%)
Money market accounts		3,922,536		3,962,473	(4.0%)
Savings accounts		1,130,899		1,173,566	(14.4%)
Time deposits of $250,000 and over		405,060		415,984	(10.4%)
Other time deposits		1,403,438		1,348,904	16.0%
Total Time deposits		1,808,498		1,764,888	9.8%
Total interest-bearing deposits		11,048,438		11,255,278	(7.3%)
Demand deposits		4,883,239		5,290,938	(30.6%)
Total deposits	$	**15,931,677**	$	**16,546,216**	**(14.7%)**
Average Cost of Deposits		**0.72%**		**0.37%**	
Loan to Deposit Ratio		**90.7%**		**84.1%**	

- At December 31, 2022, loans held for investment totaled $14.4 billion, an increase of $530.4 million or 15.1% (annualized) from the prior quarter driven by increases in commercial loan balances ex PPP of $478.2 million and increases in consumer loan balances of $57.1 million, partially offset by a decrease of $4.9 million in PPP loans during the fourth quarter.
- Excluding PPP loans, total loans[1] increased by $535.3 million or ~15.3% (annualized)
  - Commercial loans increased by 16.2% (annualized), primarily driven by increases in both new loan production and utilization of commercial and industrial lines and commercial real estate –non-owner occupied loans.
  - Consumer loans balances increased by 10.2% (annualized), driven by growth in residential 1-4 family consumer loans and auto loans.
  - Average loan yields increased 70 basis points during the quarter primarily reflecting the impact of rising short term market interest rates.
- Total deposits decreased by $614.5 million or ~14.7% (annualized)
  - Demand deposits decreased by $407.7 million and interest checking balances decreased by $167.8 million.
  - Transaction accounts comprised 57% of total deposit balances at the end of the fourth quarter, down from 58% in the prior quarter.
  - The cost of deposits increased by 35 basis points compared to the prior quarter, primarily due to the increase in rising market interest rates and competitive market pressure.

Atlantic Union Bankshares

For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

13

Strong Capital Position at December 31, 2022

Capital Ratio	Regulatory Well Capitalized	Atlantic Union Bankshares*	Atlantic Union Bank*
Common Equity Tier 1 Ratio (CET1)	7.0%	10.0%	12.8%
Tier 1 Capital Ratio	8.5%	10.9%	12.8%
Total Risk Based Capital Ratio	10.5%	13.7%	13.3%
Leverage Ratio	5.0%	9.4%	11.0%
Tangible Equity to Tangible Assets (non-GAAP)[2]	-	7.3%	8.8%
Tangible Common Equity Ratio (non-GAAP)[2]	-	6.4%	8.8%

*Capital information presented herein is based on estimates and subject to change pending the Company's filing of its regulatory reports

Quarterly Roll Forward	Common Equity Tier 1 Ratio	Tangible Common Equity Ratio	Tangible Book Value per Share
At 9/30/22	**9.96%**	**6.11%**	**$15.61**
Pre-Provision Net Income	0.43%	0.37%	0.98
After-Tax Provision	-0.03%	-0.03%	(0.07)
Common Dividends [(1)]	-0.13%	-0.11%	(0.30)
AOCI	---	0.22%	0.59
Goodwill & Intangibles	0.01%	0.01%	0.03
Other	0.02%	0.01%	0.03
Asset Growth	-0.31%	-0.16%	---
At 12/31/22 – Reported	**9.95%**	**6.43%**	**$16.87**
AOCI Total Impact	---	2.14%	5.63
At 12/31/22 – ex AOCI[2]	**9.95%**	**8.57%**	**$22.50**

[(1)] 30 cents per share

Capital Management Strategy

Atlantic Union capital management objectives are to:

- Maintain designation as a "well capitalized" institution.
- Ensure capital levels are commensurate with the Company's risk profile, capital stress test projections, and strategic plan objectives.
- The Company's capital ratios are well above regulatory well capitalized levels as of 12/31/2022.

Capital Management Actions

- During the fourth quarter, the Company paid dividends of $171.88 per outstanding share of Series A Preferred Stock and $0.30 per common share which is the same as the prior quarter's and a 7% increase from the prior year's dividend.

Atlantic Union Bankshares

Figures may not foot due to rounding
2) For non-GAAP financial measures, see reconciliation to most directly comparable GAAP measures in "Appendix – Reconciliation of Non-GAAP Disclosures"

14

15 Top - Tier Financial Targets Committed to top - tier financial performance 1.3% – 1.5 % Return on Assets ≤ 51% (1) Efficiency Ratio (FTE) Atlantic Union is committed to achieving top tier financial performance and providing our shareholders with above average returns on their investment regardless of the operating environment Key financial performance operating metrics benchmarked against top quartile peers 15 (1) includes the approximately 2.4% efficiency ratio impact of the Virginia franchise tax expense (vs. state income tax). We expect to achieve these financial targets for the Full Year 2023 18% – 20 % Return on Tangible Common Equity

Financial Outlook[1]

	Full Year 2023 Targets versus FY 2022
Loan Growth	~6% - 8%
Net Interest Income (FTE) Growth	~13% – 15%
Net Interest Margin (FTE)	~3.70% – 3.75%
Noninterest Income	Mid-single digits decline
Noninterest Expense	Mid-single digits growth
Positive Operating Leverage	Revenue Growth: Low teens Operating Expense Growth: Mid-single digits
Credit Outlook	ACL to loans: ~85 – 90 basis points Net charge-off ratio: ~10 basis points

[1]Key Economic Assumptions

- Stabilizing Interest Rate environment
- The Federal Reserve Bank fed funds rate increases to 5.0%
- Mild recession in 2023
- Expect relatively stable economy in AUB's Virginia footprint in 2023
- Expect Virginia unemployment rate to remain low in 2023

1) Information on this slide is presented as of January 24, 2023, reflects the Company's updated financial outlook, certain of the company's financial targets, and key economic assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The FY 2023 financial targets and the key economic assumptions contain forward-looking statements and actual results or conditions may differ materially. See the information set forth below the heading "Forward Looking Statements" on slide 2 of this presentation.

Atlantic Union Bankshares

16

17 Appendix

18 Reconciliation of Non - GAAP Disclosures The Company has provided supplemental performance measures on a tax - equivalent, tangible, operating, adjusted, or pre - tax pre - pr ovision basis. These non - GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and sho uld not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Compa ny’ s non - GAAP financial measures may not be comparable to non - GAAP financial measures of other companies. The Company uses the non - GAAP financ ial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non - GAAP fi nancial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior pe rio ds and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure tren ds in the Company’s underlying performance.

Reconciliation of Non-GAAP Disclosures

Adjusted operating measures exclude the losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), gains or losses on sale of securities, gains on the sale of Visa, Inc. Class B common stock, gain on the sale of Dixon, Hubard, Feinour & Brown, Inc. ("DHFB"), as well as strategic branch closure initiatives and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives). The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization's operations. Prior periods reflect adjustments for previously announced strategic branch closure and expense reduction initiatives. Net interest income (FTE) and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted operating efficiency ratio (FTE) excludes the amortization of intangible assets, gains or losses on sale of securities, gains on the sale of Visa, Inc. Class B common stock, gain on the sale of DHFB, losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), as well as strategic branch closure initiatives and related facility consolidation costs. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization's operations. Prior periods reflect adjustments for previously announced strategic branch closure and expense reduction initiatives. The Company believes excluding PPP accretion interest income and fees from operating earnings is useful to investors as it provides more clarity on the Company's non-PPP related income.

Also presented is a computation of the pre-PPP adjusted operating leverage ratio (non-GAAP) which is the period to period percentage change in pre-PPP total adjusted revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted operating noninterest expense (non-GAAP).

ADJUSTED OPERATING EARNINGS, OPERATING LEVERAGE, AND EFFICIENCY RATIO

(Dollars in thousands, except per share amounts)	For the three months ended 4Q2022	3Q2022	For the year ended December 31, 2022	2021	% Change QoQ	YoY
Net Income (GAAP)	$ 70,524	$ 58,070	$ 234,510	$ 263,917		
Plus: Net losses related to balance sheet repositioning, net of tax	-	-	-	11,609		
Plus: Branch closing and facility consolidation costs, net of tax	-	-	4,351	13,775		
Less: (Loss) gain on sale of securities, net of tax	(1)	-	(2)	69		
Less: Gain on Visa, Inc. Class B common stock, net of tax	-	-	-	4,058		
Less: Gain on sale of DHFB, net of tax	-	-	7,984	-		
Adjusted operating earnings (non-GAAP)	$ 70,525	$ 58,070	$ 230,879	$ 285,174		
Less: Dividends on preferred stock	2,967	2,967	11,868	11,868		
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 67,558	$ 55,103	$ 219,011	$ 273,306		
Weighted average common shares outstanding, diluted	74,713,972	74,705,054	74,953,398	77,417,801		
EPS available to common shareholders, diluted (GAAP)	$ 0.90	$ 0.74	$ 2.97	$ 3.26		
Adjusted operating EPS available to common shareholders (non-GAAP)	$ 0.90	$ 0.74	$ 2.92	$ 3.53		
Noninterest expense (GAAP)	$ 99,790	$ 99,923	$ 403,802	$ 419,195	(0.13%)	(3.67%)
Less: Amortization of intangible assets	2,381	2,480	10,815	13,904		
Less: Losses related to balance sheet repositioning	-	-	-	14,695		
Less: Branch closing and facility consolidation costs	-	-	5,508	17,437		
Adjusted operating noninterest expense (non-GAAP)	$ 97,409	$ 97,443	$ 387,479	$ 373,159	(0.03%)	3.84%
Noninterest income (GAAP)	$ 24,500	$ 25,584	$ 118,523	$ 125,806		
Less: (Loss) gain on sale of securities	(1)	-	(3)	87		
Less: Gain on sale of DHFB	-	-	9,082	-		
Less: Gain on Visa, Inc. Class B common stock	-	-	-	5,137		
Adjusted operating noninterest income (non-GAAP)	$ 24,501	$ 25,584	$ 109,444	$ 120,582		
Net interest income (GAAP)	$ 163,848	$ 150,715	$ 584,261	$ 551,260		
Noninterest income (GAAP)	24,500	25,584	118,523	125,806		
Total revenue (GAAP)	$ 188,348	$ 176,299	$ 702,784	$ 677,066	6.83%	3.80%
Net interest income (FTE) (non-GAAP)	$ 167,966	$ 154,557	$ 599,134	$ 563,851		
Adjusted operating noninterest income (non-GAAP)	24,501	25,584	109,444	120,582		
Total adjusted revenue (FTE) (non-GAAP)	192,467	180,141	708,578	684,433	6.84%	3.53%
Less: PPP accretion interest income and fees	20	454	4,806	48,218		
Pre-PPP total adjusted revenue (FTE) (non-GAAP)	$ 192,447	$ 179,687	$ 703,772	$ 636,215	7.10%	10.62%
Operating leverage ratio (GAAP)					6.97%	7.47%
Pre-PPP adjusted operating leverage ratio (non-GAAP)					7.14%	6.78%
Efficiency ratio (GAAP)	52.98%	56.68%	57.46%	61.91%		
Efficiency ratio FTE (non-GAAP)	51.85%	55.47%	56.27%	60.78%		
Adjusted operating efficiency ratio (FTE) (non-GAAP)	50.61%	54.09%	54.68%	54.52%		

Atlantic Union Bankshares

19

20 Reconciliation of Non - GAAP Disclosures Net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest - bearing liabilities and cost of funds ratios are not affected by the FTE components. (Dollars in thousands) 4Q2022 3Q2022 2022 2021 Net interest income (GAAP) 163,848 $ 150,715 $ 584,261 $ 551,260 $ FTE adjustment 4,118 3,842 14,873 12,591 Net interest income (FTE) (non-GAAP) 167,966 $ 154,557 $ 599,134 $ 563,851 $ Noninterest income (GAAP) 24,500 25,584 118,523 125,806 Total revenue (FTE) (non-GAAP) 192,466 $ 180,141 $ 717,657 $ 689,657 $ Average earning assets 18,000,596 $ 17,879,222 $ 17,853,216 $ 17,903,671 $ Net interest margin (GAAP) 3.61% 3.34% 3.27% 3.08% Net interest margin (FTE) 3.70% 3.43% 3.36% 3.15% NET INTEREST MARGIN For the years ended December 31, For the three months ended

21 Reconciliation of Non - GAAP Disclosures Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period - to - period and company - to - company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies. (Dollars in thousands, except share data) Atlantic Union Bankshares Atlantic Union Bank Tangible Assets Ending Assets (GAAP) 20,461,138 $ 20,336,762 $ Less: Ending goodwill 925,211 925,211 Less: Ending amortizable intangibles 26,761 26,761 Amortizable intangibles, net Ending tangible assets (non-GAAP) 19,509,166 $ 19,384,790 $ Tangible Common Equity Total stockholders' equity Ending equity (GAAP) 2,372,737 $ 2,666,428 $ Less: Ending goodwill 925,211 925,211 Less: Ending amortizable intangibles 26,761 26,761 Less: Perpetual preferred stock 166,357 - Ending tangible common equity (non-GAAP) 1,254,408 $ 1,714,456 $ Accumulated other comprehensive loss (AOCI) (418,286) Common shares outstanding at end of period 74,712,622 Stockholders' equity Average equity (GAAP) 2,321,208 $ 2,607,050 $ Less: Average goodwill Less: Average goodwill 925,211 925,211 Less: Average amortizable intangibles Less: Average amortizable intangibles 27,909 27,909 Less: Average perpetual preferred stock Less: Average perpetual preferred stock 166,356 - Average tangible common equity (non-GAAP) 1,201,732 $ 1,653,930 $ Less: Perpetual preferred stock Common equity to total assets (GAAP) 10.8% 13.1% Tangible equity to tangible assets (non-GAAP) 7.3% 8.8% Tangible common equity to tangible assets (non-GAAP) 6.4% 8.8% Tangible common equity to tangible assets ex AOCI (non-GAAP) 1 8.6% Book Value per Common Share Book value per common share (GAAP) 29.68 $ Tangible Book Value per Share Tangible book value per common share (non-GAAP) 16.87 $ Tangible book value per common share ex AOCI (non-GAAP) 1 22.50 $ Leverage Ratio Tier 1 Capital 1,850,444 $ 2,154,595 $ Total average assets for leverage ratio 19,653,449 $ 19,547,089 $ Leverage Ratio 9.4% 11.0% 1 Calculation excludes the impact of 372,105 unvested restricted stock awards (RSAs) outstanding as of December 31, 2022 TANGIBLE ASSETS, TANGIBLE COMMON EQUITY, AND LEVERAGE RATIO As of December 31, 2022

Reconciliation of Non-GAAP Disclosures

Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally. Adjusted operating measures exclude the losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), gains or losses on sale of securities, gains on the sale of Visa, Inc. Class B common stock, gain on the sale of Dixon, Hubard, Feinour & Brown, Inc. ("DHFB"), as well as strategic branch closure initiatives and related facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance and expense reduction initiatives). The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization's operations. Prior periods reflect adjustments for previously announced strategic branch closure and expense reduction initiatives.

OPERATING MEASURES

(Dollars in thousands, except per share amounts)	For the three months ended 4Q2022	For the three months ended 3Q2022	For the years ended December 31, 2022	For the years ended December 31, 2021
Return on average assets (ROA)				
Average assets	$ 20,174,152	$ 19,980,500	$ 19,949,388	$ 19,977,551
ROA (GAAP)	1.39%	1.15%	1.18%	1.32%
Adjusted operating ROA (non-GAAP)	1.39%	1.15%	1.16%	1.43%
Return on average equity (ROE)				
Adjusted operating earnings available to common shareholders (non-GAAP)	$ 67,558	$ 55,103	$ 219,011	$ 273,306
Plus: Amortization of intangibles, tax effected	1,881	1,959	8,544	10,984
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$ 69,439	$ 57,062	$ 227,555	$ 284,290
Average common equity (GAAP)	$ 2,321,208	$ 2,436,999	$ 2,465,049	$ 2,725,330
Less: Average goodwill	925,211	925,211	930,315	935,560
Less: Average amortizable intangibles	27,909	30,347	34,627	49,999
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$ 1,201,732	$ 1,315,085	$ 1,333,751	$ 1,573,415
ROE (GAAP)	12.05%	9.45%	9.51%	9.68%
Return on tangible common equity (ROTCE)				
Net Income available to common shareholders (GAAP)	$ 67,557	$ 55,103	$ 222,642	$ 252,049
Plus: Amortization of intangibles, tax effected	1,881	1,959	8,544	10,984
Net Income available to common shareholders before amortization of intangibles (non-GAAP)	$ 69,438	$ 57,062	$ 231,186	$ 263,033
ROTCE	22.92%	17.21%	17.33%	16.72%
Adjusted operating ROTCE (non-GAAP)	22.92%	17.21%	17.06%	18.07%

Atlantic Union Bankshares

22

Reconciliation of Non-GAAP Disclosures

Pre-tax pre-provision adjusted earnings excludes the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), gains or losses on sale of securities, gains on the sale of Visa, Inc. Class B common stock, gain on the sale of DHFB, as well as strategic branch closure initiatives and related facility consolidation costs. The Company believes this adjusted measure provides investors with important information about the combined economic results of the Company's operations. Prior periods reflect adjustments for previously announced strategic branch closure and expense reduction initiatives. The Company believes excluding PPP accretion interest income and fees from operating earnings is useful to investors as it provides more clarity on the Company's non-PPP related income.

PRE-TAX PRE-PROVISION ADJUSTED OPERATING EARNINGS

(Dollars in thousands, except per share amounts)	For the three months ended 4Q2022	3Q2022	For the years ended December 31, 2022	2021
Net income (GAAP)	$ 70,524	$ 58,070	$ 234,510	$ 263,917
Plus: Provision for credit losses	6,257	6,412	19,028	(60,888)
Plus: Income tax expense	11,777	11,894	45,444	54,842
Plus: Net loss related to balance sheet repositioning	-	-	-	14,695
Plus: Branch closing and facility consolidation costs	-	-	5,508	17,437
Less: (Loss) gain on sale of securities	(1)	-	(3)	87
Less: Gain on sale of DHFB	-	-	9,082	-
Less: Gain on Visa, Inc. Class B common stock	-	-	-	5,137
PTPP adjusted operating earnings (non-GAAP)	88,559	76,376	295,411	284,779
Less: Dividends on preferred stock	2,967	2,967	11,868	11,868
PTPP adjusted operating earnings available to common shareholders (non-GAAP)	$ 85,592	$ 73,409	$ 283,543	$ 272,911
PTPP adjusted operating earnings (non-GAAP)	88,559	76,376	295,411	284,779
Less: PPP accretion interest income and fees	20	454	4,806	48,218
Pre-PPP PTPP adjusted operating earnings (non-GAAP)	$ 88,539	$ 75,922	$ 290,605	$ 236,561

Atlantic Union Bankshares

23

24 Reconciliation of Non - GAAP Disclosures PPP adjustment impact excludes the unforgiven portion of PPP loans. The Company believes loans held for investment (net of deferred fees and costs), excluding PPP is useful to investors as it provides more clarity on the Company’s organic growth. The Company also believes that the related non - GAAP financial measures of past due loans still accruing interest as a percentage of total loans held for investment (net of deferred fees and costs), excluding PPP, are useful to investors as loans originated under the PPP carry an SBA guarantee. The Company believes that the ALLL as a percentage of loans held for investment (net of deferred fees and costs), excluding PPP, is useful to investors because of the size of the Company’s PPP originations and the impact of the embedded credit enhancement provided by the SBA guarantee. (Dollars in thousands) As of December 31, 2022 As of September 30, 2022 As of December 31, 2021 Allowance for loan and lease losses (ALLL) 110,768 $ 108,009 $ 99,787 $ Reserve for unfunded commitment (RUC) 13,675 11,000 8,000 Allowance for credit losses (ACL) 124,443 $ 119,009 $ 107,787 $ Loans held for investment (net of deferred fees and costs)(GAAP) 14,449,142 $ 13,918,720 $ 13,195,843 $ Less: PPP loans (net of deferred fees and costs) 7,286 12,146 150,363 Total adjusted loans (non-GAAP) 14,441,856 $ 13,906,574 $ 13,045,480 $ Average loans held for investment (net of deferred fees and costs)(GAAP) 14,117,433 $ 13,733,447 $ 13,082,412 $ Less: Average PPP loans (net of deferred fees and costs) 8,217 14,280 288,204 Total adjusted average loans (non-GAAP) 14,109,216 $ 13,719,167 $ 12,794,208 $ Annualized loan growth - QTD (GAAP) 15.12% Annualized loan growth, excluding PPP - QTD (non-GAAP) 15.27% ALLL to total loans held for investment (GAAP) 0.77% 0.78% 0.76% ALLL to total adjusted loans held for investment, excluding PPP (non-GAAP) 0.77% 0.78% 0.76% ACL to total loans held for investment (GAAP) 0.86% 0.86% 0.82% ACL to total adjusted loans held for investment, excluding PPP (non-GAAP) 0.86% 0.86% 0.83% ALLOWANCE FOR CREDIT LOSS RATIOS AND TOTAL ADJUSTED LOANS